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                                  EXHIBIT 21

                                 SUBSIDIARIES



THE FOLLOWING IS A LIST OF THE COMPANY'S SUBSIDIARIES:

                                                         Percentage of Voting
                                                         Securities Owned By
                                     Organized            Keane, Inc. as of
          Name                     Under Laws of          December 31, 1997
          ----                     -------------          -----------------

Dataskills, Inc.                     Massachusetts              100%

Keane Federal Systems, Inc.            Delaware                 100%

Keane Canada, Inc.                      Canada                  100%

169963 Canada, Inc.                     Canada                  100%

Keane Securities Corporation         Massachusetts              100%

Keane Technology Company              California                100%

Keane Technology Services Company     California                100%

Keane Pittsburg, Inc.                Pennsylvania               100%